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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 7, 2006


                               NTN Buzztime, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                  Delaware                              001-11460
       (State or Other Jurisdiction of           (Commission File Number)
        Incorporation or Organization)

                                   31-1103425
                      (I.R.S. Employer Identification No.)

              5966 La Place Court
               Carlsbad, California                              92008
     (Address of Principal Executive Offices)                 (Zip Code)

                                 (760) 438-7400
              (Registrant's Telephone Number, Including Area Code)

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement.

     On June 7, 2006, NTN Buzztime, Inc. (the "Company") entered into an Employment Agreement with Dario Santana (the "Employment Agreement"), pursuant to which Mr. Santana will become Chief Executive Officer of the Company, effective July 10, 2006. As disclosed in the Current Report on Form 8-K filed by the Company on December 20, 2005, Stanley B. Kinsey will resign as Chief Executive Officer effective upon Mr. Santana's assuming that position.

     Mr. Santana's Employment Agreement, a copy of which is attached hereto as
Exhibit 10.1 and incorporated herein by reference, provides for a two-year term ending July 9, 2008. The term will be automatically extended for an additional one-year period on that date (and each June 30 thereafter) unless either party gives written notice of its intent not to extend the term.

     The Employment Agreement provides for Mr. Santana to receive base salary at the annual rate of $400,000 and an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Compensation Committee. For the remainder of 2006 and 2007, Mr. Santana's target incentive bonus will be not less than 50% of his base salary and will be based on the Company's performance relative to revenue and EBITDA targets established by the Compensation Committee. Mr. Santana will be entitled to participate in the Company's other benefit plans on terms consistent with those applicable to the Company's employees generally. The Company will also pay Mr. Santana up to $150,000 for his costs to relocate to the San Diego, California metropolitan area.

     In addition, Mr. Santana will be granted an option to purchase 750,000 shares of the Company's common stock, effective as of July 10, 2006, and an additional option to purchase 250,000 shares of the Company's common stock, effective as of July 10, 2007. Each option will vest in monthly installments over a four-year period following the date of grant, will have an exercise price equal to the fair market value of the underlying shares on the date of grant, and will have a term of 10 years. A copy of the form of Option Agreement evidencing the option to be granted as of July 10, 2006 is attached hereto as
Exhibit 10.2 and incorporated herein by this reference.

     If Mr. Santana's employment with the Company is terminated by the Company without "cause" or by Mr. Santana for "good reason" (as such terms are defined in the Employment Agreement), subject to Mr. Santana's delivering a release of claims in favor of the Company, Mr. Santana will be entitled to a severance benefit equal to (i) one times his base salary at the annualized rate in effect on his severance date, and (ii) the cost of Mr. Santana's COBRA premiums for continued medical insurance coverage for Mr. Santana and his spouse and dependent children until the first anniversary of his severance date (or, if earlier, the date Mr. Santana becomes eligible for coverage under the health plan of a future employer). The severance benefit will be payable in bi-weekly installments until the later of the first anniversary of the severance date or the last day of the term of the Employment Agreement. In addition, any portion of Mr. Santana's outstanding options scheduled to vest within the six-month period following the severance date will immediately vest, and Mr. Santana will have six months following the severance date in which to exercise the vested portion of his outstanding options.

     If the Company provides notice of its election not to renew the term of the Employment Agreement, Mr. Santana will be entitled to payment of the cash severance benefit and continued medical coverage described in the preceding paragraph commencing upon the expiration of the term of the Employment Agreement.

     The Employment Agreement includes certain protective covenants, including confidentiality provisions and, with respect to the period Mr. Santana is employed by the Company and a one-year period thereafter, non-competition and non-solicitation covenants. In the event of a breach by Mr. Santana of any of these covenants, the Company has the right to stop paying the severance benefits to Mr. Santana described above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As earlier announced by the Company, Stanley B. Kinsey, age 52, has indicated his desire to resign as the Company's Chief Executive Officer effective upon the appointment of his successor. He remains a director.


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     Effective July 10, 2006, Dario Santana, age 50, will become the Company's
Chief Executive Officer. In connection with Mr. Santana's appointment, the Company and Mr. Santana entered into the Employment Agreement, dated as of June 7, 2006, as described under Item 1.01 of this Form 8-K. Such description is incorporated herein by reference. The Board of Directors has also agreed to appoint Mr. Santana as a member of the Board of Directors effective as of July 10, 2006.

     The Board of Directors has appointed Barry Bergsman, age 69, to succeed Mr. Kinsey as Chairman of the Board of Directors effective upon Mr. Kinsey's resignation.

     Mr. Santana was, most recently, President of Tyco Fire & Security - Latin America, a services and technology company with annual revenues approaching $300M, which operates under the brand names ADT, Sensormatic and Simplex Grinnell. Prior to joining Tyco in October 2002, he was the President and COO of Aerocast, Inc. a streaming media start-up, which delivered entertainment quality video to the broadband enabled home. Mr. Santana was an executive with General Instrument/Motorola Broadband from 1992 until 2000; his last role at Motorola was VP/GM Advanced Network Systems. Mr. Santana holds a MBA from the Harvard Business School and an engineering degree from Purdue University.

     Mr. Kinsey has served as Chairman and Chief Executive Officer of the Company since October 1998 and has been a member of its board since November 1997. From 1976 to 1978, Mr. Kinsey was an analyst in the consulting division of Arthur Anderson & Co. (now Accenture). From 1980 to 1985, he was a senior executive with The Walt Disney Company. In 1985, Mr. Kinsey left his position with The Walt Disney Studios to co-found IWERKS Entertainment, a high-technology entertainment company. Mr. Kinsey was chairman and chief executive officer at IWERKS from its inception until 1995. Mr. Kinsey holds a bachelors degree from DePauw University and an MBA from Stanford University.

         Mr. Bergsman has been a member of the Company's Board of Directors since 1998 and was appointed the Company's lead director in August, 2004. He is president of Baron Enterprises, Inc., a privately owned consulting company established in 1965. As president of Intertel Communications, Inc., from 1985 to 1998, Mr. Bergsman pioneered the use of the telephone and interactive technology for promotion, entertainment and information. Prior to 1985, Mr. Bergsman was engaged in television production and syndication and was an executive with CBS. He currently serves as a director and member of the management team of Photogenesis, Inc., a private medical device and biotechnology company.

Item 9.01     Financial Statements and Exhibits.

              (c)      Exhibits

   10.1 Employment Agreement, dated as of June 7, 2006, between NTN Buzztime, Inc. and Dario Santana.

   10.2 Form of Incentive Stock Option Agreement between NTN Buzztime, Inc. and Dario Santana.

   99.1       Press Release, dated June 12, 2006, issued by NTN Buzztime, Inc.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                        NTN Buzztime, Inc.
                                                            (Registrant)


                                       By:   /s/ Andy Wrobel
                                             ----------------------------------
     Date:    June 14, 2006                  Andy Wrobel
            ----------------------
                                             Chief Financial Officer